                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of MSI Holdings, Inc. for the registration of 2,894,720 shares of its common stock and to the incorporation by reference therein of our report dated September 28, 1999, with respect to the consolidated financial statements and schedules of MSI Holdings, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.


/s/ Ernst & Young, L.L.P.
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Ernst & Young, L.L.P.
Austin, Texas
December 3, 1999